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Exhibit 24.2

POWER OF ATTORNEY

        I, Stephen McKenna, on this 7th day of July, 2005, constitute and appoint Joseph J. Kwederis my true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to any registration statement, and to sign any registration statement for the same offering covered by any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ STEPHEN MCKENNA Stephen McKenna Director of Pliant Corporation

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  Exhibit 24.2
POWER OF ATTORNEY